Exhibit 10.13
GRANT AGREEMENT
     This GRANT AGREEMENT (this “Agreement”) is made and entered into as of the _____ day of ____________, 20___, by and between AmREIT, Inc. a Maryland Corporation (the “Company”), and ___________ (the “Recipient”).
WlTNESSETH:
     WHEREAS, pursuant to the AmREIT, Inc. 1999 Flexible Incentive Plan (the “Plan”), the Company desires to grant Common Stock, as defined in the Plan, as Restricted Stock, as defined in the Plan, (“Restricted Shares”) to recipient as delineated below in Section 1 and recipient desires to accept the Restricted Shares, subject to the vesting requirements set forth herein;
     WHEREAS, the Company desires to modify the vesting schedule of previously issued Restricted Shares as delineated below in Section 1 and recipient desires to accept the revised vesting schedule associated with the Restricted Shares; and
     WHEREAS, it is intended that this Agreement shall set forth the agreement between the Company and the Recipient with respect to the transfer of the Restricted Shares and the terms, conditions and restrictions imposed by the Company with respect to the Restricted Shares.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Grant of Restricted Shares. Subject to the terms and conditions set forth herein, the Recipient hereby agrees to accept from the Company, and the Company agrees to grant to the Recipient, the following Restricted Shares or the following vesting modifications:

Description	Issue Date	# of Shares	Vesting Schedule

The Company and the Recipient hereby agree that the Restricted Shares shall be subject to the terms, conditions and restrictions set forth herein.
     2. Vesting of the Restricted Shares.
          (a) The Restricted Shares shall vest as indicated in Section 1 (and is more fully described and delineated in Exhibit A).

          (b) It is the intent of this Agreement that these vesting provisions be construed in a manner consistent with Section 1.83-3(b) of the Treasury Regulations, and any portion of the Restricted Shares that is not vested hereunder shall be “unvested” within the meaning of Section 1.83-3(b) of the Treasury Regulations.
          (c) The Restricted Shares may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until they have become fully vested in accordance with this Section 2. The Company shall place a stop order against any transfer of the Restricted Shares until such time as the Restricted Shares shall become fully vested in accordance with this Section 2. Once the Restricted Shares have become fully vested, they are fully transferable.
          (d) Notwithstanding Section 2(a) hereof, if the Recipient’s employment with the Company is terminated Without Cause by the Company, For Good Reason by the Recipient, or in conjunction with a Change of Control (as defined in the Employment Contract executed by Recipient on _________________ (the “Employment Contract”)), the Restricted Shares will fully vest on the termination date. If the Recipient’s employment with the Company is terminated for any reason other than as described above, whether by the Company or the Recipient (other than death or Disability (see the definition of “Disabled” below)), any portion of the Restricted Shares that are not vested as of the date of such termination shall remain unvested and be forfeited back to the Company. In the event of death or Disability, the unvested portion of the Restricted Shares shall fully vest as of the date of such termination. For purposes of this Agreement, a Recipient shall become “Disabled” if he shall become, because of illness or incapacity, unable to perform the essential functions of his job under the Employment Contract, with or without reasonable accommodation, for a continuous period of ninety (90) days during his Employment Period, as defined in the Employment Contract.
     3. Dividend Equivalent Rights. The Recipient shall be entitled to receive any and all dividends declared and payable to shareholders for the Restricted Shares, including both the vested and unvested portion. Dividends will be declared based on the sole discretion of the Board of Directors of the Company.
     4. Withholding. If, with respect to the issuance or sale of the Restricted Shares contemplated hereby or the receipt of any payment by the Recipient as a receipt of the ownership of the Restricted Shares, the Company shall be required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Company shall be entitled, at its option, to (a) deduct and withhold such amounts from any cash payment to be made by the Company to the Recipient or to such other person with respect to whom such withholding may arise; or (b) require the Recipient (or such other person) to make payment to the Company in such amount as is required to be withheld.

     5. Notices. Any notices or other communications given in connection with this Agreement shall be mailed, and shall be sent by registered or certified mail, return receipt requested, or by a reputable overnight courier service, to the indicated address as follows:
     If to the Company:
AmREIT, Inc.
C/O Chief Financial Officer
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
     If to the Recipient:
     at the address set forth on the signature page hereof, or to such changed address as to which either party has given notice to the other party in accordance with this Section 5. All notices shall be deemed given when so mailed, except that a notice of a change of address shall be deemed given when received.
     6. Entire Agreement. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements with respect to the subject matter hereof.
     7. No Employment Agreement. This Agreement shall not be construed as creating any contract of employment between the Company and the Recipient, and the Company shall have the same control over the Recipient as if this Agreement had never been executed.
     8. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Recipient and the Recipient’s heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Recipient. Neither the Recipient nor the Recipient’s estate, personal representative or beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of the Recipient’s, estate’s, personal representative’s or beneficiary’s interest in the Restricted Shares nor shall such interest be subject to seizure for the payment of the Recipient’s or beneficiary’s debts, judgments, alimony, or separate maintenance or be transferable by operation of the law in the event of the Recipient’s, estate’s, personal representative’s or beneficiary’s bankruptcy or insolvency and to the extent any such interest arising is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited, notwithstanding any vesting provisions or other terms herein.
     9. Governing Law. This Agreement shall be subject to, and construed in accordance with, the internal substantive laws of the State of Texas without giving effect to principles of conflicts of law.
     10. Preemption. Notwithstanding anything in this Agreement to the contrary, if, at any time specified herein for the making of any determination or payment, or the issuance or other distribution of the Restricted Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Recipient (or the Recipient’s beneficiary), as the case may be, to take any action in connection with any such determination, payment, issuance or distribution, the issuance or distribution of such Shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.
     11. Construction. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, defense or otherwise affect the meaning or interpretation of any provisions of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of _______________, 20__.

AmREIT, Inc.	RECIPIENT

Chad C. Braun	Address:
Executive Vice President & CFO

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